ARTHUR ANDERSEN LLP
                               Suite 500 South
                          3773 Howard Hughes Parkway
                         Las Vegas, Nevada  89109-0949


December 16, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated December 16, 1999, of Sports Entertainment Enterprises, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP